Exhibit 4.1

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP G0395R 106

Antalpha Platform Holding Company

ORDINARY SHARES

This Certifies that [    ] is the owner of fully paid ordinary shares, par value US$0.001 per share, of Antalpha Platform Holding Company, a Cayman Islands company (the “Company”), subject to the laws of the Cayman Islands and the Company’s amended and restated memorandum and articles of association, as the same may be further amended, supplemented or otherwise modified from time to time and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signatures of its duly authorized officers.

By:
	Chief Executive Officer	Transfer Agent

Antalpha Platform Holding Company

The Company will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

This certificate and the ordinary shares represented thereby are issued and shall be held subject to the laws of the Cayman Islands and all of the provisions of the Company’s amended and restated memorandum and articles of association, as the same may be further amended, supplemented or otherwise modified from time to time, and resolutions of the board of directors of the Company providing for the issue of the ordinary shares (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian

(Cust) (Minor)

TEN ENT	—	as tenants by the entireties			under Uniform Gifts to Minors Act

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF

ASSIGNEE(S))

Ordinary Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated:	Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN

ELIGIBLE GUARANTOR INSTITUTION (BANKS,

STOCKBROKERS, SAVINGS AND LOAN

ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE

GUARANTEE MEDALLION PROGRAM, PURSUANT TO

S.E.C. RULE 17Ad-15 UNDER THE SECURITIES

EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).